UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 1, 2012

ONLINE DISRUPTIVE TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-54394	27-1404923
(State or other jurisdiction	(Commission File	(IRS Employer
of incorporation)	Number)	Identification No.)

3120 S. Durango Dr. Suite 305, Las Vegas, Nevada 89117
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code: (702) 579-7900

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.

Effective September 1, 2012, we granted a total of 9,750,000 stock options to our directors, officers and employees. The stock options are exercisable at the exercise price of $0.01 per share until September 1, 2022 and vest immediately.

We granted 5,750,000 of these stock options to three non-U.S. persons (as that term is defined in Regulation S of the Securities Act of 1933, as amended) relying on Section 4(2) of the Securities Act of 1933, as amended and/or Rule 506 promulgated pursuant to the Securities Act of 1933, as amended.

We granted 4,000,000 of these stock options to two U.S. persons (as that term is defined in Regulation S of the Securities Act of 1933) relying on Section 4(2) of the Securities Act of 1933 and/or Rule 506 promulgated pursuant to the Securities Act of 1933.

Item 9.01 Financial Statements and Exhibits.

10.1	Form of Stock Option Agreement for U.S. Persons

10.2	Form of Stock Option Agreement for Non-U.S. Persons.

10.3	Form of Stock Option for Canadian Persons.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONLINE DISRUPTIVE TECHNOLOGIES, INC.

By:	/s/ Robbie Manis
Robbie Manis
Chief Financial Officer
Dated: September 11, 2012